EXHIBIT 23.1


                            KYLE L. TINGLE, CPA , LLC








                                                                   April 9, 2009


To Whom It May Concern:



The firm of Kyle L. Tingle, Certified Public Accountant, LLC hereby consents to the inclusion of this report of February 24, 2009, accompanying the audited financial statements of School4Chauffeurs, Inc. , as of December 31, 2008 in the Form 10K.


Very truly yours,


/s/ KYLE L. TINGLE
________________________
Kyle L. Tingle, CPA, LLC




        P.O. Box 50141, Henderson, Nevada 89016, Phone: (702) 434-8452,
             Fax: (702) 436-4218, e-mail: ktingle@kyletinglecpa.com